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                                                                   EXHIBIT 10.15


                          TECHNOLOGY LICENSE AGREEMENT

This Technology License Agreement ("Agreement") is entered into as of January 13, 2003 (the "Effective Date"), by and between Data International, Ltd., a Taiwan corporation, whose principal office is located at 5 Fl. No 25 Lane 169, Kang-Ning, Taipei Hsien, Taiwan, ROC ("Licensor"), and TFS-DI., a Arizona corporation, and a wholly owned subsidiary of Three-Five Systems, Inc. whose principal office is located in Tempe, Arizona ("Licensee"). Licensor and Licensee are each sometimes referred to herein as a "Party" and together as the "Parties."

                                   BACKGROUND

      A. Licensor has rights in certain patents, technology, and know-how that it wishes to license to Licensee, so that Licensee may sell, market and offer to sell Products (as defined below) utilizing same.

      B. Licensee desires a worldwide license as described in this Agreement.

      C. In connection with such license, Licensee desires to purchase from Licensor, and Licensor desires to sell to Licensee, the Associated Assets (as defined below) on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

      For good and valuable consideration, the adequacy of which is hereby acknowledged, the Parties agree as follows:

1.0 DEFINITIONS.

      1.1 "ANCILLARY AGREEMENTS" means, collectively, the (i) Bill of Sale in substantially the form attached hereto as Exhibit 1.1(i) and made a part hereof,
(ii) Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit 1.1(ii) and made a part hereof and, (iii) subject to the terms and conditions of this Agreement, each other document and instrument reasonably requested by Licensor and/or Licensee that is necessary to confirm the transfer of the Associated Assets to Licensee, and Licensee's ownership thereof, on and after the Effective Date.

      1.2 "ASSOCIATED ASSETS" means the Personal Property, the Lease, the Website, the Non-Compete Agreement and the Books and Records.

      1.3 "BOOKS AND RECORDS" means all books, records, books of account, financial records, financial statements, files, data and papers, whether in hard copy, computer format or otherwise, used or held for use by Licensor or any of its subsidiaries in connection with or related to the Associated Assets.

      1.4 "CONFIDENTIAL INFORMATION" means all information disclosed in any manner to a Receiving Party by a Disclosing Party including, but not limited to, business or technical information, know-how, technology, inventions, formulations, improvements, specifications,
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designs and concepts, regardless of the manner in which such information is disclosed. Information that would otherwise qualify as Confidential Information shall not be considered as such if the Receiving Party can show that any one of the following conditions exists.

            (i) The Receiving Party knew (as can be shown by documentary evidence predating the Effective Date) the information prior to disclosure by the Disclosing Party and held it without restriction as to further disclosure.

            (ii) Another source lawfully disclosed the information to the Receiving Party and did not restrict the Receiving Party in the further use or disclosure of the information.

            (iii) The information was already in the public domain when the
                  Disclosing Party disclosed it to the Receiving Party, or entered the public domain after the Disclosing Party disclosed it to the Receiving Party, but through no fault of the Receiving Party.

            (iv) Public disclosure is required by government regulation or order. In such case the Receiving Party shall publicly disclose the minimum amount of Confidential Information necessary to comply with the regulation or order. If possible, Confidential Information disclosed under this Section shall be designated as confidential or proprietary.

      1.5 "CUSTOMERS" means Licensor and/or DI-Florida current or past customers.

      1.6 "DI-FLORIDA" means Data International of North America, LLC.

      1.7 "DISCLOSING PARTY" means a Party that discloses information to the other Party. "RECEIVING PARTY" means a Party that receives information from the other Party.

      1.8 "IMPROVEMENT" or "IMPROVEMENTS" mean any invention, discovery, know-how or technology developed by Licensee, and includes any change, extension, or improvement to the Licensed Technology.

      1.9 "LAW" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, award, injunction, requirement, judicial or regulatory agency interpretation, policy or guidance or agreement with any governmental authority having jurisdiction over the transactions contemplated by this Agreement.

      1.10 "LEASE" means the Office Lease Agreement dated March 31, 2000, pertaining to the Premises.

      1.11 "LICENSE" means the License granted by Licensor to Licensee under this Agreement.

      1.12 "LICENSED TECHNOLOGY" means any Patents, know-how, show-how, trade secrets, and Confidential Information and other intellectual property rights now owned or licensed by, or

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hereafter acquired or licensed by, Licensor and that are necessary for or useful in the use or sale of the Products. Improvements are specifically excluded from the Licensed Technology.

      1.13 "MARKS" means any trademarks, service marks or trade names used by Licensee in connection with the distribution, use, marketing or sale of Products.

      1.14 "NON-COMPETE AGREEMENT" means the Non-Compete Agreement dated as of the Effective Date, between Khaled R. Khuda and Licensor.

      1.15 "PATENT" or "PATENTS" means any worldwide, foreign or domestic patents, and patent continuations or extensions now owned or licensed by, or hereafter acquired or licensed by, Licensor and that are necessary for or useful in the use or sale of the Products.

      1.16 "PERSONAL PROPERTY" means all of the tangible personal property owned by Licensor and located at the Premises, as specifically described on Exhibit
1.15 attached hereto and made a part hereof.

      1.17 "PREMISES" means the real property located at 3501 Quadrangle Blvd., Suite 195, Orlando, Florida 32817.

      1.18 "PRODUCT" or "PRODUCTS" means all products manufactured by Licensor for Licensee, including Liquid Crystal Displays ("LCD") and LCD related products.

      1.20 "PURCHASE ORDERS" means all Product purchase orders (including Purchase Order backlog) placed by Customers with either Licensor and/or DI-Florida.

      1.21 "PURCHASE ORDER LOSS" means (a) a purchase order not transferred to Licensee and/or (b) remit to payment designation located on a purchase order not listing or designating Licensee as payee.

      1.22 "SUPPLY AGREEMENT" means the Supply Agreement in substantially the form attached hereto as Exhibit 1.18 and made a part hereof.

      1.23  "TERRITORY" means North America, Central America and South
America.

      1.24 "SUPPLY AGREEMENT" means the agreement between the Licensor and Licensee, whereby the Licensor manufactures and delivers certain Products to Licensee, as ordered by Licensee.

      1.25 "WEBSITE" means all rights in internet web sites and internet domain names used by DI-Florida.

2.0 TECHNOLOGY LICENSE GRANT. Licensor grants to Licensee and Licensee hereby accepts an exclusive, perpetual license within the Territory, and a non-exclusive license worldwide, under the Licensed Technology to market, distribute, sell and offer to sell Products in all fields of use. Notwithstanding the foregoing, in situations where Licensee's customers (a) are former customers of DI-Florida or (b) place sample, prototype, tooling, or production orders directly with Licensee, Licensees rights under the License Technology pursuant to this Agreement shall be exclusive.



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3.0 SALE AND PURCHASE OF ASSOCIATED ASSETS. As of the Effective Date, subject to the terms and conditions of this Agreement, Licensor shall sell, assign, transfer and convey to Licensee, and Licensee shall purchase and acquire from Licensor, all of Licensor's right, title and interest in and to the Associated Assets. Part of the Associated Assets shall be Customer Purchase Orders and Purchase Order(s) backlog.On or before the Effective Date, Licensor shall convey title to the Associated Assets to Licensee by (a) delivery of the Ancillary Agreements to Licensee and (b) confirming authorization for the appropriate domain name registrar(s) to transfer ownership of the Website to Licensee.

4.0 LICENSE FEE. In consideration for the License and the Associated Assets, Licensee shall pay Licensor a license fee totaling US $4 million, payable as follows:

4.1 Licensee shall pay Licensor US $1 million in cash or other immediately available funds on or before the Effective Date; and

4.2 Licensee shall deliver a promissory note (the "Note") of Licensee as "Maker" in favor of Licensor as "Payee" in the original principal amount (including interest) of US $3 million ("Indebtedness"), payable not later than the second anniversary of the Effective Date, in the form attached hereto as Exhibit 4.2 and made a part hereof; provided, however, that the principal amount of the Note (the "Principal Amount") is subject to the following adjustments:

            (i) The Indebtedness shall be reduced on the first anniversary of the Effective Date in an amount equal to 25% of the "Shortfall" for the year 2003. For purposes of this Agreement, the "Shortfall" for 2003 shall be the amount by which $2 million exceeds the total gross margin dollars earned by the Licensee on all Products shipped by Licensee in 2003 (as determined in accordance with generally accepted accounting principles).

            (ii) The Indebtedness shall be reduced on the second anniversary of the Effective Date in an amount equal to 25% of the "Shortfall" for the year 2004. For purposes of this Agreement, the "Shortfall" for 2004 shall be the amount by which $2 million exceeds the total gross margin dollars earned by the Licensee on all Products shipped by Licensee in 2004 (as determined in accordance with generally accepted accounting principles). If no Shortfall occurred for 2004, and if a Shortfall occurred for 2003, then an additional amount shall be paid to Payee on the second anniversary of the Note equal to 25% of the "Excess" for the year 2004. For purposes of this Agreement, the "Excess" for 2004 shall be the amount by which the total gross margin dollars earned by the Licensee on all Products shipped by Licensee in 2004 (as determined in accordance with generally accepted accounting principles) exceeds $2 million. However, in no event shall the Excess in 2004 be more than the Shortfall for 2003;

            (iii) The Indebtedness shall be reduced by the amount of any loss, expense or damages incurred by Licensee arising out of Licensor's breach of any of its representations, warranties or covenants made herein; and



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            (iv)  The Indebtedness shall be reduced by a percentage equal to (a)
                  the number of calendar months remaining after any termination of the License (beginning with the first calendar month after the date of such termination) until and including the month in which the second anniversary of the Effective Date occurs, divided by (b) twenty-four (24).

            (v) The Indebtedness shall be reduced by the amount of any loss, expense or damages incurred by Licensee arising out of Licensor's breach of any terms and conditions contained in the Supply Agreement.

            (vi) The Indebtedness shall be reduced, on a dollar for dollar basis, by the amount of any loss, expense or damages incurred by Licensee arising out of Purchase Order or Purchase Order backlog Loss.

            (vii) The Indebtedness shall be reduced, on a dollar for dollar basis, by the amount of any loss, expense or damages incurred by Licensee where the Customers do not qualify Licensee do business with them or do not place Licensee on the Customers approved vendor list ("AVL").

            (viii)The Indebtedness shall be reduced, on a dollar for dollar basis, by the amount of any loss, expense or damages incurred by Licensee on any Products returned by Customers after the Effective Date of this Agreement.

5.0 PATENT MARKING. Licensee shall mark all Products falling within the scope of one or more Patents with patent marking or other applicable legends in a manner approved by Licensor in order to conform to applicable marking statutes, including 35 U.S.C. Section 287.

6.0 CONFIDENTIALITY.

      6.1 Limited Distribution. The Receiving Party shall limit access to Confidential Information to each of its employees who (a) has a need to know the Confidential Information for the purposes set forth in this Agreement, and (b) is under a written obligation to hold the Confidential Information in confidence under terms and conditions at least as restrictive as those in this Agreement. The Receiving Party shall copy Confidential Information only as reasonably necessary for it to complete the purposes of this Agreement.

      6.2 Limitations on Use or Disclosure. The Receiving Party shall hold Confidential Information in confidence in accordance with this Agreement and the Receiving Party may use Confidential Information only for the purposes set forth in this Agreement. In the event the Receiving Party intends to disclose the Confidential Information to a third party, the Confidential Information shall be disclosed (a) only after obtaining written authorization from the Disclosing Party, and (b) only if said third party is under a written obligation, approved of in advance by the Disclosing Party, to hold the Confidential Information in confidence under terms and conditions at least restrictive as those in this Agreement. The Receiving Party shall not disclose Confidential Information to any third party except as set forth in this Agreement.



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      6.3 Duty of Care. The Receiving Party shall satisfy its obligations to protect Confidential Information from misuse or unauthorized disclosure by exercising reasonable care. Such care shall include protecting Confidential Information using those practices required by law to maintain the Confidential Information as a trade secret.

      6.4 Return of Confidential Information. The Receiving Party shall, upon the termination of this Agreement, (a) destroy all received Confidential Information, including copies, then in its possession or control, or (b) return all such Confidential Information and copies to the Disclosing Party.

7.0 IMPROVEMENTS.

      7.1 All Improvements shall be owned solely by Licensee and shall be considered the Confidential Information of Licensee.

      7.2 If any Improvement constitutes patentable subject matter, Licensee shall have the sole right to file for and obtain patent protection thereon throughout the world. Licensee shall be responsible for all fees, including governmental and attorneys fees, related to any such patent applications or the maintenance of any resulting patents. Any patent with one or more claims directed to an Improvement shall not be included within the definition of Patent or within the definition of Licensed Technology.

8.0 SUBLICENSES. Licensee shall have the right during the term of this Agreement to sublicense third parties to sell, distribute or market Products. Any such sublicense shall be in accordance with a written sublicense agreement that includes identical standards and restrictions as those contained in this Agreement.

9.0 THIRD-PARTY VIOLATIONS.

      9.1 In the event Licensee becomes aware of any information indicating that a third party may be infringing or misappropriating, or may have infringed or misappropriated (collectively, "violation") any of the Licensed Technology, Licensee shall, in its sole discretion, determine whether to bring a claim or action to stop the violation.

      9.2 All expenses and costs incurred by Licensee in the course of any action, including litigation, pursuant to Section 9.1 shall be paid by Licensee. All recoveries including, but not limited to, awards of damages, statutory damages, and awards of attorneys' fees, expenses and/or costs, obtained in the course of any such action shall be paid to Licensee.

      9.3 If Licensor desires its own attorney in any such action, it shall pay its own attorneys fees and related costs.

10.0 THIRD-PARTY CHALLENGES.

      10.1 In the event that any third party alleges that a Product infringes any intellectual property rights of such third party, Licensor shall indemnify and hold harmless Licensee against any and all claims or damages resulting from such infringement.



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      10.2 If a Product is held to infringe the intellectual property rights of a third party and Licensee is required to pay a royalty to such party for the right to continue to sell such Product, or if settlement of any claim of rights similarly so requires, Licensor shall be required make such payments or Licensee may terminate this Agreement for cause in accordance with Section 16.0.

11.0 ASSISTANCE. The Parties shall fully cooperate with each other in any such action as set forth in Sections 9.0 and 10.0.

12.0 NONUSE OF MARKS. Licensor shall not use or register (a) any of the Marks (regardless of style, presentation or language in which Licensor may reproduce the Mark, or whether used in conjunction with another mark, word, term, phrase, name, design or logo), or (b) any mark, work, term, phrase, name, design or logo that is confusingly similar to any of the Marks.

13.0 CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to the satisfaction of the following conditions as of the Effective Date:

      13.1 All of Licensor's representations and warranties set forth in this Agreement shall be true and correct.

      13.2 There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any United States federal or state court or any foreign court of competent jurisdiction or any governmental authority that has jurisdiction over the enforcement of any applicable Laws making illegal or prohibiting the consummation of the transactions contemplated by this Agreement;

      13.3 No action, suit, or proceeding shall be pending before any court or quasi-judicial court or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) legally prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation;

      13.4 Licensor, as holder of a majority ownership interest in DI-Florida, shall have procured the release of any and all non-compete, non-solicitation and other employment-related agreements between DI-Florida and any of its employees;

      13.5 Licensee shall have delivered a certificate to Licensor acknowledging that it has hired such current or past employees of DI-Florida as Licensee deems necessary or desirable, to Licensee's satisfaction, in its sole and absolute discretion.

      13.6 DI-Florida shall have assigned any and all right, title and interest it may have in and to the Personal Property, the Lease, the Website and the Books and Records to Licensor.

      13.7 Licensor and Licensee shall have executed and delivered to each other a duly executed counterpart of the Supply Agreement.

      13.8 Licensor shall have contacted all Customers and shall have had them execute a letter acknowledging and agreeing to (a) all Purchase Order being transferred to Licensee and/or


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(b) agreeing to change immediately the remit to payment designation located on its Purchase Orders designating Licensee as payee.

14.0 REPRESENTATIONS AND WARRANTIES. Licensor represents and warrants to Licensee that:

      14.1 For the term of the License, (i) Licensor is either the sole owner, or exclusive licensee of, all of the Licensed Technology and that no third party has the right to use, or to authorize another to use, any of the Licensed Technology in competition with Licensee within the Territory and (ii) Licensor has the right and authority to grant the license described herein;

      14.2 The use of the Licensed Technology does not infringe upon or misappropriate the rights of any third party;

      14.3 There has been no holding, decision or judgment rendered by any governmental authority that would limit, cancel or question the validity of any of the Licensed Technology;

      14.4 Licensor has received no notice of any adversely held patent, patent right, trademark, service mark, trade name, trade secret, copyright, or other proprietary right of any other person or notice of any claim of any other person that would affect the validity or value of the Licensed Technology, nor has Licensor made a claim against any person, relating to any of the Licensed Technology and Licensor has no knowledge of any basis for any such claim;

      14.5 Neither Licensor nor any of its respective officers, directors, shareholders or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Licensee to sell, assign, transfer or effect a sale of any of the Associated Assets, other than in the ordinary course of business;

      14.6 Licensor has good and marketable title to the Personal Property and the Personal Property is in good operating condition and repair, subject to ordinary wear and tear;

      14.7 Licensor enjoys peaceful and undisturbed possession of the Premises and there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any third party the right to purchase, use or occupy the Premises or any portion thereof;

      14.8 Neither Licensor nor any of its respective officers, directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in an obligation to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby;

      14.9 The execution and delivery of, and Licensor's performance under, this Agreement are within its powers and have been duly authorized by all requisite entity action;

      14.10 The persons executing this Agreement on Licensor's behalf are duly authorized to do so and thereby bind it hereto;



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      14.11 This Agreement is Licensor's valid, legal and binding obligation, enforceable in accordance with the terms hereof, and does not conflict with or violate any Law applicable to either Party; and

      14.12 Licensor's performance under this Agreement will not result in the breach of, or constitute a default under, any agreement or other instrument to which it is a party or by which it is bound.

15.0 INDEMNIFICATION.

      15.1 In the event of an unauthorized disclosure of Confidential Information by the Receiving Party, employee of a Receiving Party or third party to whom a Receiving Party disclosed Confidential Information, the Receiving Party shall indemnify the Disclosing Party for (a) any monetary damages resulting from the unauthorized disclosure, and (b) reasonable legal fees associated with obtaining an injunction related to and/or monetary damages resulting from the unauthorized disclosure.

      15.2 Each Party (the "Indemnifying Party") shall indemnify and hold the other (the "Indemnified Party") harmless for, from and against any and all claims, liabilities, loss, expense (including reasonable attorney fees) or damages arising out of (i) the Indemnifying Party's breach of this Agreement, provided that the Indemnified Party shall, with reasonable promptness, notify the Indemnifying Party of any such claim, demand, or suit and shall fully cooperate in the defense thereof; (ii) the conduct of the Indemnifying Party's business; (iii) any grossly negligent act or willful misconduct by the Indemnifying Party or any of its agents, contractors, servants or employees, (v) any and all fees, costs and expenses incurred by or on behalf of the Indemnified Party in the investigation of or defense against any and all of the foregoing claims, and (vi) the Indemnifying Party's breach of any of its representations, warranties or covenants made herein. The Indemnifying Party shall have the right to designate counsel to defend against such claims and suits; however, at the Indemnified Party's option, the Indemnified Party shall have the right to participate in the defense with its own counsel at its own expense. In no event shall any such claims or suits affecting the rights of a Party be settled without the prior written consent of that Party.

16.0 LICENSE TERM AND TERMINATION.

      16.1 Unless terminated sooner in accordance with this Agreement, the License shall continue until Licensee ceases distributing, selling or marketing Products or in perpetuity, whichever comes first.

      16.2 Licensee may terminate the License upon ten (10) days written notice to Licensor if (a) Licensee discovers or determines that any of Licensor's representations and warranties set forth in this Agreement are inaccurate or untrue in any material respect, or (b) the Licensor fails to comply in any material respect with any term or condition of this Agreement and such failure to comply is not corrected within the foregoing ten (10) day notice period. In the event that the Licensee terminates this Agreement in accordance with (a) or
(b) above, then, any monies or obligations owed by Licensee to Licensor under the Note shall cease and be terminated without penalty to Licensee.



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      16.3 The License may be terminated by the mutual, written consent of the
Parties.

      16.4 Sections 6.0, 7.0 and 11.0 shall survive the termination of the License.

      16.5 Upon expiration or termination, for any reason or cause, of the License, Licensee and any sublicensee of Licensee shall immediately cease all use of the Licensed Technology and shall not use any Licensed Technology thereafter; provided, however, that Licensee shall be entitled to market and distribute any existing inventory of Products for a period of three months after termination.

17.0 FURTHER ASSURANCES. Licensor shall, at any time and from time to time, upon the request of Licensee, promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Licensee may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted.

18.0 ASSIGNMENT.

      18.1 Licensee may assign this Agreement or any right or duty hereunder without the express prior written consent of the other Party. Licensor may not assign this Agreement or any right or duty hereunder without the express prior written consent of Licensee.

      18.2 If assigned, the rights and obligations under this Agreement shall accrue to and be binding upon the permitted assigns or successors to this Agreement.

19.0 NOTICE.

      19.1 Any notice required or provided for by the terms of this Agreement shall be in writing, and any notices, reports, and statements provided for hereunder shall be sent by (i) personal delivery, (ii) registered or certified mail, (iii) facsimile transmission, or (iv) commercial overnight delivery service, to the Party to be served therewith at the address set forth below:

      If to Licensor:         Data International, Ltd.

                              ------------------------

                              ------------------------

            With a copy to:
                              ------------------------

                              ------------------------

                              ------------------------

      If to Licensee:         Three-Five Systems, Inc.
                              1600 North Desert Drive
                              Tempe, Arizona 85281
                              Attn: General Counsel

            A change in mailing address for the foregoing purposes may be made by either Party by giving written notice thereof to the other Party.



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      19.2 Each communication given under this Section 19.0 shall be deemed to have been given on the date of personal delivery, two (2) business days following deposit thereof with the United States Postal Service (postage prepaid), or one (1) business day following delivery of such communication to the delivery service or facsimile transmission thereof.

20.0 RIGHT TO INJUNCTION AND ATTORNEY'S FEES.

      20.1 Each Party agrees that any breach of this Agreement by it or any of its employees, agents, officers or directors or any other third person acting in concert with it or on its behalf may cause irreparable harm and result in significant commercial damage to the other Party. It is further understood and agreed that monetary damages would not be a sufficient remedy for any breach of this Agreement and that, in addition to monetary damages and all other rights and remedies available at law to the non-breaching Party shall be entitled to equitable relief, including injunctive relief, specific performance and/or the granting of an immediate restraining order and/or preliminary injunction (without posting bond) enjoining any such breach or reasonably anticipated breach as a remedy. Such equitable remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.

      20.2 If a Party prevails in any action against the other for a breach of the terms of this Agreement, including a restraining order and/or injunction, then, in addition to any damages that may be awarded to the prevailing Party, it shall be entitled to recover its reasonable attorney fees and other litigation costs from the other Party in connection with such litigation, including any appeal therefrom.

21.0 FORCE MAJEURE.

      21.1 If the performance of this Agreement, or any obligation under this Agreement, is prevented, restricted or interfered with by reason of fire, flood, earthquake, explosion or other casualty or accident, strikes or labor disputes, inability to procure or obtain delivery of parts, supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the affected Party, the Party so affected, upon giving prompt notice to the other Party, shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the Party so affected shall take all reasonable steps to avoid or remove such cause of nonperformance and shall resume performance under this Agreement with dispatch whenever such causes are removed.

      21.2 If a Party was required to meet a scheduled date of performance of any obligation during such period of nonperformance, then the date for performance shall be extended by a period equal to the period of nonperformance.

22.0 CHOICE OF LAW AND FORUM; SERVICE OF PROCESS.

      22.1 This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the United States and the internal laws of the State of Arizona, without reference to its principles of conflicts of law. This Agreement shall be deemed executed in Tempe, Arizona.



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      22.2 The United States District Court for the District of Arizona and the
state courts of Arizona located in Maricopa County shall have exclusive jurisdiction over any dispute involving this Agreement or the Licensed Technology, and each Party consents to personal jurisdiction in such courts. Licensor acknowledges that (i) Licensee is headquartered in Tempe, Arizona, (ii) the majority of Licensee's records and employees are in Tempe, Arizona, and
(iii) Maricopa County, Arizona is the most convenient locale for legal proceedings between the Parties. The Parties agree that either or both of them may file a copy of this Section 22.0 with any court of competent jurisdiction as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum.

      22.3 Process in any proceeding involving a dispute arising out of or relating to this Agreement or the Licensed Technology may be served on either Party anywhere in the world in any manner authorized under Section 19.0 above.

23.0 CHOICE OF LAW FOR NON-US PATENTS. Any dispute between the Parties concerning the scope, interpretation or validity of a non-US patent shall be determined by the laws governing same.

24.0 ENTRY OF JUDGMENT. Each Party agrees that any judgment rendered by a court of competent jurisdiction may be enforced against it in any jurisdiction throughout the world. Each Party further agrees that it will not take legal action in any country or forum to prevent the entry or enforcement of any judgment rendered against it, other than to appeal the decision of a court of competent jurisdiction as set forth in Section 22.0.

25.0 MISCELLANEOUS.

      25.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties with respect to the subject matter hereof and merges all prior discussions with respect to same. Any modification to this Agreement must be in writing and signed by a duly authorized agent of the Party(ies) to be bound.

      25.2 Independent Contractors. The Parties are independent contractors. Each shall bear its own costs and expenses incurred in connection with this Agreement. Neither Party has the authority to bind the other to any third party agreement, except as may be mutually agreed to in a separate writing. In no event shall either Party be liable for any debts of the other Party to its customers or its other creditors unless provided for in this Agreement or in a separate writing.

      25.3 Severance. In the event a court of competent jurisdiction finds any provision herein illegal or unenforceable, the illegal or unenforceable provision shall be enforced, if possible, to the greatest extent allowed by law in accordance with the Parties' intent as reflected by this Agreement. If said provision cannot be enforced, the remainder of the Agreement shall be enforced to the greatest extent possible, and the offending provision shall be treated as though not a part of this Agreement.

      25.4 No Waiver Of Rights. Neither failure of either Party to give notice of any breach or indulgence or waiver of its rights under this Agreement shall affect its position under this Agreement or shall be construed as a waiver of its right to give such notice for any subsequent breach. Nor shall any failure to give notice constitute a waiver or release of any breach committed by a Party unless such breach shall be expressly waived in writing.

      25.5 Interpretation. This Agreement shall be interpreted in accordance with its fair meaning, and no provision of this Agreement shall be interpreted for or against either party hereto because that party or that party's counsel drafted such provision.

      25.6 Counterparts. This Agreement may be executed in any number of counterparts and by each of the Parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [Remainder of page intentionally blank]

      IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement effective as of the Effective Date.

Licensor: DATA INTERNATIONAL, LTD.

By    /s/ W.J. Hsieh                       /s/ Frank Liao
  -------------------------------          -----------------------------------

Name  W.J. Hsieh                       Name  Frank Liao
    -----------------------------          -----------------------------------

Title President                        Title Vice President
     ----------------------------           ----------------------------------

Date  Jan/10/2003                      Date  Jan/10/03
    -----------------------------          -----------------------------------



Licensee: TFS-DI

By    /s/ George Pisaruk
  -------------------------------

Name  George Pisaruk
    -----------------------------

Title Secretary
     ----------------------------

Date  January 13, 2003
    -----------------------------